SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549


                                      FORM 8-K

                                   CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


           Date of report (Date of earliest event reported) February 25, 1999


                               TRIARC COMPANIES, INC.
                 --------------------------------------------------
                 (Exact Name of Registrant as Specified in Charter)


           DELAWARE                 1-2207                 38-0471180
          -----------------        --------------         --------------
          (State or Other          (Commission            (I.R.S. Employer
          Jurisdiction of          File Number)           Identification No.)
          Incorporation)


          280 Park Avenue
          New York, NY                                            10017
          ------------------------------------------         -----------------
          (Address of Principal Executive Offices)                (Zip Code)


          Registrant's telephone number, including area code:   (212)  451-3000


         -------------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)








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Item 5.  Other Events.

Withdrawal of Going Private Proposal; Dutch Auction Tender Offer

        On March 10, 1999, Triarc Companies, Inc. ("Triarc") announced that it had been advised by Nelson Peltz and Peter W. May, the Chairman and Chief Executive Officer and the President and Chief Operating Officer, respectively, of Triarc, that they have withdrawn their $18 per share going-private proposal, effective immediately.

        Triarc also announced that its Board of Directors unanimously approved a tender offer for up to 5.5 million shares of the Company's Common Stock at a price of not less that $16 1/4 and not more than $18 1/4 per share, pursuant to a "Dutch Auction."

        The tender offer is expected to commence on March 12, 1999. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time on April 13, 1999, unless the tender offer is extended.

        The tender offer will be subject to various terms and conditions described in offering materials to be mailed on or about March 12, 1999 to Triarc shareholders of record as of March 10, 1999. The tender offer is conditioned on 3,500,000 shares of Common Stock being tendered, unless such condition is waived by the Company.

        Wasserstein Perella & Co., Inc. will act as Dealer Manager for the offer and Georgeson & Company Inc. will serve as Information Agent.

         A copy of the press release relating to the foregoing is being filed as an exhibit hereto.

Refinancing of Subsidiary Indebtedness

        On February 25, 1999, Triarc Consumer Products Group, LLC ("Triarc LLC"), a new wholly-owned subsidiary of Triarc which owns Triarc's premium beverage, restaurant franchising and soft drink concentrates businesses, completed the sale of $300 million principal amount of 10.25% Senior
Subordinated Notes due 2009 (the "Notes"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). Concurrently, subsidiaries of Triarc LLC entered into a new $535 million Senior Secured Credit Facility.

        On February 25, 1999, RC/Arby's Corporation, a subsidiary of Triarc, announced that it is redeeming its $275 million principal amount of 9 3/4% Senior Secured Notes due 2000 on March 30, 1999 at a redemption price of 102.786% of the principal amount, plus accrued and unpaid interest.

        The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.



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        A copy of the Indenture and Registration  Rights  Agreement  relating to the Notes and the Credit Agreement are being filed as exhibits hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

        4.1-- Credit Agreement dated as of February 25, 1999, among Snapple Beverage Corp., Mistic Brands, Inc., Cable Car Beverage Corporation, RC/Arby's Corporation and Royal Crown Company, Inc., as Borrowers, various financial institutions party thereto, as Lenders, DLJ Capital Funding, Inc., as syndication agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and The Bank of New York, as Administrative Agent
 .
        4.2-- Indenture dated of February 25, 1999 among Triarc Consumer Products Group, LLC ("TCPG"), Triarc Beverage Holdings Corp. ("TBHC"), as Issuers, the subsidiary guarantors party thereto and The Bank of New York, as Trustee.

        4.3-- Registration Rights Agreement dated February 18, 1999 among TCPG, TBHC, the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perrella Securities, Inc.

        99.1-- Press Release dated March 10, 1999.





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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                             TRIARC COMPANIES, INC.



                             By: BRIAN L. SCHORR
                                 -------------------------------
                                 Brian L. Schorr
                                 Executive Vice President
                                 and General Counsel

Dated: March 11, 1999



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                          EXHIBIT INDEX

Exhibit
   No.          Description                                           Page No.


4.1 Credit Agreement dated as of February 25, 1999, among Snapple Beverage Corp., Mistic Brands,
                Inc., Cable Car Beverage Corporation, RC/Arby's Corporation and Royal Crown Company, Inc., as Borrowers, various financial institutions party thereto, as Lenders, DLJ Capital Funding, Inc., as syndication agent, Morgan Stanley Senior
                Funding, Inc., as Documentation Agent, and The Bank of New York, as Administrative Agent

4.2             Indenture dated of February 25, 1999 among
                Triarc Consumer Products Group, LLC
                ("TCPG"), Triarc Beverage Holdings Corp.
                ("TBHC"), as Issuers, the subsidiary guarantors party thereto and The Bank of New York, as Trustee.

4.3 Registration Rights Agreement dated February 18, 1999 among TCPG, TBHC, the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perrella Securities, Inc.

99.1            Press Release dated March 10, 1999.

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